Exhibit 99.1

1 Fountain Square
Chattanooga, TN 37402
www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts

	INVESTORS	Tom White	423 294 8996
		Rob Lockerman	423 294 7498

	MEDIA	Jim Sabourin	423 294 6300
866 759 8686

Unum Group’s Board of Directors Authorizes

$750 Million Share Repurchase

CHATTANOOGA, Tenn. (August 1, 2012) – Unum Group (NYSE: UNM) announced today that its Board of Directors has authorized the repurchase of up to $750 million of the Company’s outstanding common stock through January 31, 2014. This new authorization replaces the previous authorization of $1 billion that was scheduled to expire on August 2, 2012.

“This action by our Board to renew our authorization provides us with the flexibility to execute our capital management plans through next year. In addition to funding growth initiatives, returning capital to shareholders through dividends and share repurchases continues to be a key element of our outlook,” said Richard P. McKenney, executive vice president and chief financial officer.

The timing and amount of any share repurchases under the new authorization, which may be made in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, will be determined by management based on market conditions and other considerations. The program may be modified, extended, or terminated by the Board at any time.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the Company’s plans and ability to return capital to shareholders through dividends and share repurchases, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence, recovery rates, mortality rates, and offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of claims management operations, and changes in government programs; (5) fluctuation in insurance reserve liabilities; (6) investment results, including, but not limited to, realized investment losses resulting from defaults, contractual terms of derivative contracts, and impairments that differ from our assumptions and historical experience; (7) the lack of appropriate investments in the market which can be acquired to match our liability cash flows and duration; (8) changes in interest rates, credit spreads, and securities prices; (9) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (10) changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

unemployment, and consumer confidence; (11) changes in accounting standards, practices, or policies; (12) changes in our financial strength and credit ratings; (13) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (14) effectiveness in managing our operating risks and the implementation of operational improvements and strategic growth initiatives; (15) actual experience that deviates from our assumptions used in pricing, underwriting, and reserving; (16) actual persistency and/or sales growth that is higher or lower than projected; (17) effectiveness of our risk management program; (18) the level and results of litigation; (19) currency exchange rates; (20) ability of our subsidiaries to pay dividends as a result of regulatory restrictions or changes in reserving or capital requirements; (21) ability and willingness of reinsurers to meet their obligations; (22) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (23) ability to recover our systems and information in the event of a disaster or unanticipated event and to protect our systems and information from unauthorized access and deliberate attacks; and (24) events or consequences relating to political instability, terrorism, or acts of war, both domestic and foreign.

For further discussion about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2011 and our subsequently filed Form 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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